EXHIBIT 4.13

ENGLISH SUMMARY OF VERBAL AMENDMENT NO. 1, DATED MARCH 27, 2015, TO THE AGENCY AGREEMENT, DATED JANUARY 10, 2008, BETWEEN CASINO INTERNATIONAL S.A.S. (“CASINO INTERNATIONAL”) AND CDISCOUNT S.A. (“CDISCOUNT”), ACTING FOR ITSELF AND IN THE NAME AND ON BEHALF OF THE ENTITIES LISTED IN EXHIBIT 3

Parties: Casino International and Cdiscount

Date: March 27, 2015. The present amendment took effect retroactively on January 1, 2015.

Background:  On January 10, 2008, the Parties entered into a contract of “mandate without representation” (the “Original Agreement”) under which CDISCOUNT grants to CASINO INTERNATIONAL the right to negotiate, set up and organize with its international providers and small and medium companies, the provision of international commercial services.

Summary of Major Terms:

The Parties have agreed to modify the terms of the Original Agreement by including an Article 0 “Scope” with the following terms:

CDISCOUNT hereby intervenes in its name and in the name and on behalf of Other Beneficiaries listed in Exhibit 3 – List of Others Beneficiaries for the Mandate.

The list of Other Beneficiaries may evolve on first demand by CDISCOUNT, which is expressly accepted by CASINO INTERNATIONAL

To that end, CDISCOUNT will notify CASINO INTERNATIONAL, by email, any modification of this scope’s Mandate, i.e:

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Either the addition, in the list of Other Beneficiaries, of any new company of the CNOVA Group to which CDISCOUNT belongs, which will have given mandate to CDISCOUNT so as to benefit from the Services provided for by CASINO INTERNATIONAL;

-	Or the withdrawal from the list of Other Beneficiaries, of any company which would no longer benefit from the Services provided for by the Agent.

CASINO INTERNATIONAL will not be entitled under any circumstances to any indemnity of any sort on this ground.

The Parties have agreed to modify the terms of the Original Agreement by including Appendix 3 with the following terms:

Appendix 3 – List of Others Beneficiaries of the Mandate

CDISCOUNT hereby intervenes in the role of agent of each of the following Other Beneficiaries, in the scope of the present Mandate.

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The company MONCORNER, Société par Actions Simplifiée under French law, having its registered offices located at 120-126 Quai de Bacalan – 33000 Bordeaux, registered under the register of trade and companies of Bordeaux under number 560 699 339 ;

-	The company MONCORNERDECO.COM, Société par Actions Simplifiée under French law, having its registered offices located at CS 11584, 120-126 Quai de

Bacalan – 33067 Bordeaux Cedex, registered under the register of trade and companies of Bordeaux under number 792 249 401;

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The company 3W SANTE, Société par Actions Simplifiée under French law, having its registered offices located at 120-126 Quai de Bacalan – 33000 Bordeaux, registered under the register of trade and companies of Bordeaux under number 522 476 027;

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The company CDISCOUNT COTE D’IVOIRE, Société par Actions Simplifiée Unipersonnelle under Ivoirian law, having its registered offices located at Gare Lagunaire Sitarail, Place de la République – Face Siège de la poste 01 BP 2246 ABIDJAN 01 – PLATEAU, registered under the register of trade and property credit (RCCM) under number CI-ABJ-2014-B-13150;

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The company CDISCOUNT SENEGAL, Société par Actions Simplifiée under Senegalese law, having its registered office located at Centre d’Affaires du Champs de Courses, Central Park, Dakar, Ave Malick, SY X Autoroute, registered under the register of trade and property credit (RCCM) under number SN DKR 2014 B 16144;

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The company CDISCOUNT CAMEROUN, Société par Actions Simplifiée Unipersonnelle under Cameroonian law, having its registered office located at Building “L’Indigo”, Rue Tokoto, Quartier de Bonapriso – Douala – BP 15.119, registered under the register of trade and property credit (RCCM) under number RC-DLA-2014-B-4486;

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The company CDISCOUNT VIETNAM COMPANY Ltd, company of Vietnamese law according to an investment certificate n°461043000836 drafted by the Committee of the Province of Bing Duong on May 15, 2014, as amended on August 4, 2014, having its registered office located at 2F, Big C DI An Supercenter, Dong Hoa Ward Di An district, Province of Binh Duong;

-	The company CDISTRIBUTION (THAILANDE) Ltd, limited liability company under Thai law, having its registered office located at 97/11, 6th Floor Rajdami Road, Lumpini, Phathumawan, Bangkok 10330;
-	The company CDISCOUNT COLUMBIA SAS, company of Colombian law having its registered office located at Carrera 48 No. 32B Sur 29, Envigado, Antioquia, Colombia;
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The company CDISCOUNT EQUATEUR SA (“CDISCOC COMERCIALIZADORA S.A”), company of Ecuadorian law having its registered office located at Avenue República del Salvador y Avenue Naciones Unidas n°1084 BARRIO in QUITO, registered at the Registro de Sociedades under number 182221;

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The company CDISCOUNT PANAMA SA, company of Panamanian law having its registered office located in Panama, Corregimiento, Ciudad de Panamá, Distrito Panamá, Provincia Panamá, registered under the Public Register of Panama under number 8442

The provisions of the agreement that are not amended by the present amendment remain in effect and fully applicable.